Exhibit 21

MOD-PAC CORP.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership Percentage	State (Province), Country of Incorporation

1803-1807 Elmwood Avenue, LLC	100%	New York, USA